Exhibit 5.1

                   [LETTERHEAD OF GIORDANO, HALLERAN & CIESLA]

                                 March 30, 2001

Stratus Services Group, Inc.
500 Craig Road
Manalapan, New Jersey 07726

Ladies and Gentlemen:

      We refer to the Registration Statement on Form S-1 and Amendment No. 1 thereto (Registration No. 333-55312)(the "Registration Statement") filed by Stratus Services Group, Inc., a New Jersey corporation (the "Company") under the Securities Act of 1933, as amended (the "Act") with the Securities and Exchange Commission for the registration of 5,096,180 shares of the Company's common stock, $.01 par value (the "Common Stock") which are proposed to be offered and sold by certain selling stockholders upon conversion of the Company's outstanding 6% Convertible Debentures (the "Debenture Shares") and the exercise of certain outstanding warrants (the "Warrants") to acquire Common Stock (the "Warrant Shares").

      We have examined the original, or a photostatic or certified copy, of such records and certificates of the Company, certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies and the correctness of all statements of fact contained therein.

                   [LETTERHEAD OF GIORDANO, HALLERAN & CIESLA]

Stratus Services Group, Inc.
March 30, 2001
Page 2

      Based upon our examination mentioned above, subject to the assumptions stated and relying on statements of fact contained in the documents that we have examined, we are of the opinion that:

1. The Debenture Shares have been duly authorized and, when issued upon conversion and in accordance with the terms of the 6% Convertible Debentures, will be validly issued, fully paid and non-`assessable.

2. The Warrant Shares have been duly authorized and, when issued to and paid for by the holders of the warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

      We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm appearing under the caption "Legal Matters" in the Prospectus that forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the General Rules and Regulations of the Securities and Exchange Commission.


                                        Very truly yours,


                                        GIORDANO, HALLERAN & CIESLA
                                        A Professional Corporation

PDF/db